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                                                                    Exhibit 23.1

[PRICEWATERHOUSECOOPERS LOGO]

                                           PRICEWATERHOUSECOOPERS
                                           Rua da Candelaria, 65 11 - 15
                                           20091-020 Rio de Janeiro, RJ - Brasil
                                           Caixa Postal 949
                                           Telefone (21) 3232-6112
                                           Fax (21) 2516-6319
                                           www.pwc.com/br

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form F-4 of our report dated May 5, 2006, except for Note 33(w), as to which the date is July 12, 2006, relating to the consolidated financial statements of Telemar Participacoes S.A., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

Rio de Janeiro, September 28, 2006



/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Auditores Independentes